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                                                                      ITEM 7(c)
                                                                  EXHIBIT 23(a)


                        Independent Auditors' Consent


The Board of Directors
Sorep Technology Corp.:

We consent to the inclusion of our report dated June 18, 1996, with respect to the balance sheets of Sorep Technology Corp. as of December 31, 1995 and 1994, and the related statements of operations and retained earnings, and cash flows for the years ended December 31, 1995 and 1994, four months ended December 31, 1993, and year ended August 31, 1993 which report appears in the Form 8-K/A of LaBarge, Inc. dated May 15, 1996.

                                                         KPMG Peat Marwick LLP


KPMG Peat Marwick LLP
St. Louis, Missouri
July 22, 1996